UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 22, 2012

Roberts Realty Investors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

As part of its strategy to address its needs for liquidity and capital resources, Roberts Realty Investors, Inc. entered into a contract on June 30, 2011 to sell its 11-acre Northridge land parcel to Roberts Properties, Inc., which is wholly owned by Mr. Charles S. Roberts, the President, Chief Executive Officer, and Chairman of the Board of Roberts Realty.  Under the sales contract as amended, the closing was scheduled to occur no later than October 30, 2012.  In October 2012, Roberts Properties requested an extension of the closing date to January 31, 2013.  Roberts Properties obtained the land disturbance, water, and sewer permits for the Northridge land in July 2012.  These entitlements enhance and benefit the Northridge land.  Roberts Properties is currently seeking the equity and debt required to purchase the Northridge land.  Based on this progress, on October 22, 2012, the sales contract was amended to extend the closing date to January 31, 2013.  Under the terms of the contract as amended, the purchase price remains $4,070,000, plus the reimbursement of $303,789 in development and construction expenses.  At the closing, Roberts Realty would use $2,000,000 of the sale proceeds to repay its Northridge land loan.

Roberts Realty’s audit committee, which is composed of three independent directors, approved the original sales contract and the contract amendments in accordance with the committee’s charter and in compliance with the applicable listing rules of the NYSE MKT stock exchange.  Roberts Realty’s board of directors also approved the original sales contract and the contract amendments in accordance with Roberts Realty’s Code of Business Conduct and Ethics, with Mr. Roberts abstaining from all votes.

The above description of the material terms of the fifth amendment is qualified in its entirety by reference to the full text of the Fifth Amendment to Sales Contract, which is attached as Exhibit 10.1 to this report and is incorporated into this Item 1.01 by this reference.

Note Regarding Forward-looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements relate to our intent, belief, or expectations regarding our sale of the Northridge land parcel to Roberts Properties, Inc. or its designee.  These statements involve risks and uncertainties, including the risk that Roberts Properties or its designee may be unable to raise the equity and debt required and thus may be unable to close the purchase.  Other risks and uncertainties include the occurrence, ultimate terms, and timing of the sale.  These forward-looking statements are not guarantees of future performance.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For more information about other risks and uncertainties we face, please see the section in our most recent annual report on Form 10-K and quarterly report on Form 10-Q entitled “Risk Factors.”

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit
10.1	Fifth Amendment to Sales Contract dated October 22, 2012 by and between Northridge Parkway, LLC and Roberts Properties, Inc. (Northridge land parcel).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: October 25, 2012	By:	/s/ Charles R. Elliott
Charles R. Elliott
Chief Financial Officer